Exhibit 1.2

Registration Rights Agreement dated as of April 14, 2006, by and among Xethanol Corporation and the Investors.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April 14, 2006, is made by and among Xethanol Corporation., a Delaware corporation (the “Company”), Crestview Capital Master, LLC (“Crestview”), and TOIBB Investment, LLC (“TOIBB”) (each of Crestview and TOIBB are referred to herein as a “Holder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, the Holder has entered into that certain Investment Agreement (the “Investment Agreement”), dated of even date herewith, by and among H2Diesel, Inc., a Delaware corporation (“H2”), certain other persons and the Company, whereby the Holder may become the owner of shares of the Company’s common stock par value, $0.0001 per share (the “Common Stock”), in the event that the Holder elects to exercise its Put Right in accordance with the terms and conditions of the Investment Agreement; and

WHEREAS, if the Holder acquires shares of the Common Stock pursuant to the Investment Agreement, the Company desires to provide to the Holder rights to registration under the Securities Act (as defined below) of Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms have the following respective meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof is deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

“Prior Agreements” means a Securities Purchase Agreement among the Company and certain investors and a Registration Rights among the same parties, each of which is dated April 3, 2006.

“Prior Registration Statement” means a registration statement filed with the Securities and Exchange Commission pursuant to the Prior Agreements.

“Registrable Securities” means any shares of Common Stock acquired by the Holder pursuant to the Investment Agreement and any shares of Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities becomes effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) all of the Registrable Securities then owned by such Holder could be sold pursuant to Rule 144(k), or (iv) such securities have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in NASD conduct rule 2720, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (vi) of Section 4 and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 7 hereof by the Holder in connection with each such registration and (vii) other reasonable out-of-pocket expenses of Holder (provided that such expenses will not include expenses of counsel other than those provided for in clause (vi) above).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof will be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Selling Expenses” means underwriting discounts and commissions and transfer taxes, if any, applicable to the sale of Registrable Securities.

2. Incidental Registrations.

(a) Right to Include Registrable Securities. If the Company, at any time after the Holder owns any Registrable Securities, proposes to register shares of its stock under the Securities Act (other than (i) a registration statement on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, or (ii) a registration statement with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or any successor rule promulgated for similar purposes or (iii) the registration statement contemplated by the Prior Agreements), whether or not for sale for its own account (including, without limitation, any registration effected pursuant to Section 3 hereof), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to the Holder of its intention to do so and will afford each the Holder an opportunity to include in such registration all or part of the Registrable Securities held by the Holder. Upon the written request of the Holder made within fifteen (15) days after the receipt of any such notice (which request will specify the Registrable Securities intended to be disposed of by the Holder), the Company will, subject to Section 2(c) below, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering, the Holder requesting to be included in the Company’s registration must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (including entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company), as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, the Holder may elect, in writing at least thirty (30) days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

(b) Expenses. The Company will pay all Registration Expenses incurred in connection with each registration of Registrable Securities pursuant to this Section 2. Each Holder will pay all Selling Expenses incurred in connection with the sale of its of Registrable Securities.

(c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter determines in good faith that marketing factors require a limitation on the number of securities to be underwritten, the number of securities that may be included will be limited to the number of securities that, in the opinion of such underwriter, should be included and the securities to be included in the registration will be allocated first, to the Company, and second, to other holders of the Company’s securities (including the Holder), pro rata based on the number of shares requested by the Holder to be included.

(d) If the Incidental Registration is made pursuant to another registration rights agreement with subsequent purchasers of the Company’s securities, then the Holders shall be deemed to have the same rights as such other purchasers under such other registration rights agreement.

3. Registration on Request.

(a) At anytime after the Holder acquires the Registrable Securities, upon the written request of the Holder (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by the Holder (a “Demand”); and specifying the amount and intended method of disposition thereof, the Company thereupon will, as expeditiously as possible, subject to the limitations of this Section 3, use its reasonable best efforts to effect the registration under the Securities Act of (i) such Registrable Securities which the Company has been so requested to register by the Demand Party, and (ii) any shares of Company stock that the Company desires to include in such registration, in each case, to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered.

(b) Expenses. The Company will pay all Registration Expenses incurred in connection with each registration of Registrable Securities pursuant to this Section 3. Each Holder will pay all Selling Expenses incurred in connection with the sale of its Registrable Securities pursuant.

(c) Priority in Requested Registrations. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter determines in good faith that marketing factors require a limitation on the number of securities to be underwritten, the number of securities that may be included will be limited to the number of securities that, in the opinion of such managing underwriter, should be included and the securities to be included in the registration will be allocated first, to the Demand Party, and second, to the Company.

(d) Limitation on Registration on Request. Notwithstanding anything in this Section 3 to the contrary, (i) the Company will not be obligated to take any action to effect any registration pursuant to this Section 3 if the Company has previously effected a number of registrations upon the request of a Demand Party pursuant to this Section 3 equaling or exceeding two (2) registrations, in the case of the Demand Party, and (ii) the Company will not be obligated to effect more than two (2) registrations pursuant to this Section 3 in any year; provided, however, that no registration effected pursuant to this Section 3 will count towards the foregoing numerical limits on the number of registrations that may be requested by the Demand Party pursuant to this Section 3 if the Registrable Securities proposed to be sold by the Demand Party in such registration were cut back from an earlier registration request pursuant to Section 3(c).

(e) Postponements in Requested Registrations. (i) If the Company at any time furnishes to the Demand Party a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the filing of such registration statement would be materially detrimental to the Company or its stockholders, the Company may postpone the filing of a registration statement required by this Section 3 for up to one hundred twenty (120) days and (ii) if the Board of Directors of the Company determines in its good faith judgment that the registration and offering otherwise required by this Section 3 would have an adverse effect on a then contemplated public offering of the Company’s stock, the Company may postpone the filing of a registration statement required by this Section 3, during the period starting with the sixtieth (60th) day immediately preceding the date of the anticipated filing of, and ending on a date one hundred eighty (180) days following the effective date of, the registration statement relating to such other public offering. The Company will promptly give the Demand Party requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(f) Coordination of Registrations. Regardless of when a Demand is made pursuant to this Section 4, the Company shall not be required to file a Registration Statement with respect to the Registrable Securities until after Prior Registration Statement is declared effective by the Securities and Exchange Commission. If a Demand is made and the registration statement required by this Section 3 is not filed on or before the day that is thirty (30) days after the later of the date of the Demand or the date that the Prior Registration Statement is declared effective by the Securities and Exchange Commission (the “Required Filing Date”), or if such registration statement is not declared effective by the Securities and Exchange Commission on or before the day that is ninety (90) days after the later of such dates (the “Required Effective Date”), then the Company shall pay to the Holder which gave the Demand an amount equal to (i) the dollar amount invested by such Holder in H2Diesel, Inc. pursuant to the Prior Agreements, multiplied by (ii) a fraction, the number of which is the number of shares of Common Stock to which the Demand relates and the denominator of which is the number of shares of Common Stock acquired by such party pursuant to the Investment Agreement, multiplied by (iii) the sum of the number of full calendar months beyond the Required Filing Date on which the required registration is filed and the number of full calendar months beyond the Required Effective Date on which the required registration statement is declared effective, but not more than 9 (provided, that for these purposes neither the Required Filing Date nor the Required Effective Date shall be extended if the filing of the registration statement can be, and is, delayed pursuant to the provisions of Section 3(g)), multiplied by (iv) 0.02.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will (to the extent not relieved of such obligation as provided in Section 2 hereof), as expeditiously as possible:

(a) prepare and, in any event within sixty (60) days after the end of the period within which a request for registration may be given to the Company pursuant to Section 2 or 3, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Holder, keep such Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder has completed the distribution described in the registration statement related thereto;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in paragraph (i) above and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) furnish to the Holder such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate its disposition of the Registrable Securities;

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration under such other securities or blue sky laws in such jurisdictions as the Holder reasonably requests, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) notify the Holder, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 4, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) use its reasonable best efforts to list such Registrable Securities on any securities exchange or electronic market on which the Company’s stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or electronic market;

(g) in the event of an underwritten public offering, enter into an underwriting agreement in usual and customary form with the managing underwriter(s) of such offering;

(h) in the event of an underwritten public offering, use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, a “cold comfort” letter from the Company’s independent public accounts in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering;

(i) in the event of an underwritten public offering, use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, an opinion of counsel for the Company, dated as of such date, in form and substance as is customarily given to underwriters in an underwritten public offering; and

(j) cooperate and assist with any filings required to be made with the NASD.

The Company may require the Holder to furnish the Company with such information regarding itself and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of this Section 4, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4, and, if so directed by the Company, the Holder will deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period mentioned in clause (i) of this Section 4 will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of this Section 4 and to and including the date when the Holder’s Registrable Securities covered by such registration statement receives the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4.

5. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 2 or 3 hereof, the Company will indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers, stockholders, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such indemnified party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arising out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such indemnified party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any indemnified party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus or a document incorporated by reference into any of the foregoing in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation thereof; and provided, further, that the Company will not be liable to any indemnified person under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such indemnified person results from the fact that an underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.

(b) Indemnification by the Seller. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 2 or 3 hereof, each seller of Registrable Securities included in such registration will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each affiliate of the Company and their respective directors, officers, stockholders, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and all other sellers of Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors, officers, stockholders, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing) and each other Person, if any, who controls the Company or such underwriter or such seller within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. In no event will the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6. Rule 144.With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the IPO;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, (x) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the IPO, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

7. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 2 or 3 hereof, the Holder may select one counsel to represent it in connection with the Registrable Securities covered by such registration.

8. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent to such amendment, action or omission to act, of the Holder.

(b) Successors, Assigns and Transferees. This Agreement will not be assigned; provided that (i) the Holder may assign all or part of its rights and obligations under this Agreement to any bona fide partner or officer of the Holder who has acquired Registrable Securities from the Holder, to the extent that such transferee agrees in writing to be bound by the terms of this Agreement. Subject to the foregoing restrictions, this Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(c) Notices. All notices and other communications provided for or permitted hereunder will be in writing and will be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Holder at the following address.

(i) If to the Holder(s) at:

Crestview Capital Master, LLC

c/o Crestview Capital Master, LLC
95 Revere Drive, Suite A
Northbrook, IL
Telephone: 847-559-00600
Fax: 847-559-5807

TOIBB

Toibb Investment LLC
6355 Topanga Canyon Blvd #335
Woodland Hills, CA 91367
Telephone: (818) 883-3495
Fax: (818) 883-0858

With a copy to (which will not constitute notice):

Joseph A. Smith
Feldman Weinstein, LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Tel: 212-869-7000
Fax: 212-997-4242

(ii) If to the Company at:

Xethanol Corporation
1185 Avenue of the Americas, 20th Floor
New York, New York 10036
Telephone (646) 723-4000
Fax: (212) 656-1129
Attention: Christopher d'Arnaud-Taylor, CEO

With a copy to (which will not constitute notice):

Boylan, Brown, Code, Vigdor & Wilson, LLP
2400 Chase Square
Rochester, NY 14604
Telephone: (585) 232-5300
Fax: (585) 232-3528

(d) Descriptive Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of terms contained herein.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed by facsimile signature(s).

(g) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

(h) Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 8(c). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8(c) will be an effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(i) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(j) Termination. The provisions of this Agreement (other than Section 5) will terminate (A) with respect to the Holder, at such time as all of the Registrable Securities then owned by the Holder could be sold pursuant to Rule 144(k), (B) upon execution of a written agreement of the Holder to terminate this Agreement or (C) at such time as there are no Registrable Securities outstanding.

(k) Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitutes the entire agreement of the Parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

XETHANOL CORPORATION

By:	/s/ Christopher d’Arnaud-Taylor

Name: Christopher d’Arnaud-Taylor Title: President and CEO

CRESTVIEW CAPITAL MASTER, LLC

By:	/s/ Robert M. Hoyt

Name: Robert M. Hoyt Title: Managing Partner

TOIBB INVESTMENT LLC

By:	/s/ Howard Smuckler

Name: Howard Smuckler Title: CFO